Exhibit 99.1
Designer Brands Inc. Furthers Owned Brand Strategy, Leveraging its Unique Business Model

Completes Acquisition of Iconic Brand, Keds, Cementing Diverse Owned Brand Portfolio in Casual & Athleisure

Announces Future Expansion of Agreement with Hush Puppies to Include US & Canadian Licensing

COLUMBUS, Ohio, Feb. 8, 2023 - Designer Brands Inc. (NYSE: DBI) (the "Company" and "Designer Brands"), one of the world's largest designers, producers and retailers of footwear and accessories, today announced several actions to strengthen its Owned Brands strategy.

The Company has completed the acquisition of Keds – "The Greatest Shoes Known" – from Wolverine Worldwide. Keds is an iconic brand for women, men and kids alike, with a legacy of being versatile, comfortable and fashionable. From a place in the wardrobes of Marilyn Monroe and Audrey Hepburn, to a central role in the 1980s classic movie, Dirty Dancing, Keds has been at the center of cultural conversation for decades.

The announced transaction includes all Keds' products, including Pro-Keds, as well as the brand's large ecommerce business. This expands Designer Brands' Owned Brands' reach into casual and athleisure footwear in the direct-to-consumer and wholesale channels, supplementing the recent additions of Le Tigre and Topo Athletic. This acquisition also marks Designer Brands, first Owned Brand wholesale business within the kids footwear segment.

Keds and Designer Brands have a long-tenured relationship, with DSW already positioned as the largest wholesale customer of the brand. Bringing Keds into the Designer Brands' Owned Brands portfolio, supported by a world-class design and sourcing organization, will bring this quintessential footwear brand to new heights, with a wealth of opportunities to expand beyond the beloved and classic Keds silhouette. Furthermore, this acquisition brings a large international distribution network into the Designer Brands ecosystem, which will continue to serve as a vital growth engine for Keds. This will enable Designer Brands to explore future opportunities to leverage this expertise and infrastructure across other brands in its Owned Brands portfolio.

"Our growing strength in Owned Brands is evident, given that just twelve months ago, the athleisure category was a massive white space opportunity for us, and we now control high-quality brands across multiple price points," said

Doug Howe, incoming Chief Executive Officer and President of DSW. "Our acquisition of Keds, which has an important presence in the athleisure space, is particularly exciting as it is an iconic brand with broad appeal for our customers and their families that gives us the potential to explore new opportunities both online and internationally."

Designer Brands also announced that the Company is working to finalize an agreement to become the exclusive licensee for the Hush Puppies brand in the US and Canada. Designer Brands currently has a unique arrangement with Wolverine that began in 2022, naming DSW as the exclusive in-store distributor of Hush Puppies in the United States, while also serving as a physical return center for HushPuppies.com customers. This relationship demonstrated the strong appeal the brand has with the DSW customer and informed the decision to formalize the relationship with this license agreement. This new licensee relationship will grant exclusivity of the Hush Puppies brand to Designer Brands across all channels in the US and Canada including potential wholesaling of the brand and management of the HushPuppies.com DTC business. The licensing agreement is targeted to take effect later in 2023.

"Today's announcements serve as proof of both the incredible progress we have made on our strategy to double sales of our Owned Brands by 2026 as well as the ongoing benefits of our relationships with top National Brands," said Roger Rawlins, Chief Executive Officer. "I am incredibly excited to welcome the Keds brand into the Designer Brands' family and to continue our journey with Hush Puppies. This next phase in our Hush Puppies relationship is yet another example of how we are continuing to build on our existing Owned Brand strategy. It will allow us to directly benefit from designing and sourcing product for the US and Canadian markets."

Designer Brands' unique business model, incorporating a portfolio of world-class owned brands and a market leading store and digital retail business powered by 30 million loyalty customers, allows the Company to work with highly valued brand partners like Wolverine Worldwide in ways only Designer Brands is able to do. This is demonstrated not only by the acquisition of Keds, but by overall growth with Wolverine across most of their brands including special buys and new concept testing such as Hush Puppies.

Solomon Partners served as financial advisor, and Thompson Hine LLP served as legal advisor to Designer Brands. Honigman LLP and Warner, Norcross + Judd LLP served as legal advisors to Wolverine Worldwide.

About Designer Brands
Designer Brands is one of the world's largest designers, producers and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry by inspiring self-expression across every facet of its enterprise. Through its portfolio of world-class owned brands, led by the industry-setting Vince Camuto brand, Designer Brands delivers on-trend footwear and accessories through its robust direct-to-consumer omni-channel infrastructure, featuring a billion-dollar digital commerce business and nearly 650 stores across the U.S. and Canada. Its retailing operations under the DSW Designer Shoe Warehouse and The Shoe Company banners deliver current, in-line footwear and accessories from most of the largest national brands in the industry and hold leading market share positions in key product categories across Women's, Men's and Kid's in the U.S. and Canada. Designer Brands also distributes its owned brands through select wholesale relationships while leveraging its design and sourcing expertise to build private label product for national retailers. Designer Brands is also committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting our global community and the health of our planet through donating more than six million pairs of shoes to the global non-profit Soles4Souls. More information can be found at www.designerbrands.com.

About Keds

For over 100 years, Keds has been making timeless, comfortable, accessible footwear for consumers to step out into the world their way. Ever since the creation of the iconic Keds Champion "sneaker" back in 1916, Keds has held the belief that when we feel comfortable inside and out, we can leap forward and make our marks on the world. This belief continues to inspire and drive us every day. We design every product to support everyone— to give them the versatility, comfort, and style they need to confidently live as their truest selves.
Keds. Wear Yours.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates,"

"anticipates," or the negative version of those words or other comparable words. These statements include, without limitation, statements regarding leadership changes and the proposed benefits thereof, the objectives and plans of management, the execution of and benefits relating to the Company's long-range plan and strategy, and the Company's financial forecasts. Such statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainties related to the ongoing coronavirus ("COVID-19") pandemic, any future COVID-19 resurgence, and any other adverse public health developments; risks that recent inflationary pressures, including higher freight costs, could have on our results of operations and customer demand based on pricing actions and operating measures taken to mitigate the impact of inflation; uncertain general economic conditions, including inflation and supply chain pressures, domestic and global political and social conditions and the potential impact of geopolitical turmoil or conflict, and the related impacts to consumer discretionary spending; our ability to execute on our long-term strategic plans; our ability to anticipate and respond to fashion trends, consumer preferences, and changing customer expectations; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and fulfillment center and stores, whether as a result of the COVID-19 pandemic, reliance on third-party providers, or otherwise; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information systems; our ability to protect our reputation and to maintain the brands we license; our competitiveness with respect to style, price, brand availability, and customer service; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, and compliance and other risks, and fluctuations in foreign currency exchange rates; our ability to comply with privacy laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022 and in our other filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

CONTACT
Investor Relations
Edelman Smithfield for Designer Brands Inc.,
Stacy Turnof, DesignerBrandsIR@edelman.com

Financial Media
Edelman Smithfield for Designer Brands Inc.,
Ashley Firlan, DesignerBrandsIR@edelman.com